Exhibit 1.5

ACKNOWLEDGMENT AND AGREEMENT

BY AND AMONG

VERIZON COMMUNICATIONS INC.

AND

INCAPITAL LLC

AND

THE OTHER AGENTS PARTY TO THE SELLING AGENT AGREEMENT (AS DEFINED BELOW)

Dated as of July 27, 2017

Reference is made to the Selling Agent Agreement, dated as of May 15, 2017 (the “Selling Agent Agreement”), by and among Verizon Communications Inc. (the “Company”), Incapital LLC (the “Purchasing Agent”), the agents listed on the signature pages thereto and each person that shall become an Agent (as defined in the Selling Agent Agreement) from time to time as provided therein (together with the Purchasing Agent, the “Agents”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Selling Agent Agreement.

Section IX(a) of the Selling Agent Agreement provides, in part, that:

Each acceptance by the Company of an offer for the purchase of Notes, and each delivery of Notes to the Purchasing Agent pursuant to a sale of Notes to the Purchasing Agent, shall be deemed to be an affirmation that the representations and warranties of the Company made to the Agents in this Agreement and in any certificate theretofore delivered pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be . . . .

In consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Agents hereby acknowledge and agree as follows:

1.

For the purpose of clarification and the avoidance of doubt with respect to the terms of the Selling Agent Agreement and the interpretation thereof, the reference to “any certificate theretofore delivered” in Section IX(a) of the Selling Agent Agreement refers only to the certificate described in Section III(b) thereof.

2.	This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

3.

This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

[This space intentionally left blank; signature pages follow.]

IN WITNESS THEREOF, the patties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

VERIZON COMMUNICATIONS INC.

By:	/s/ Abdulaziz Shroff
Name: Abdulaziz Shroff
Title: Assistant Treasurer

[Signature Page to Acknowledgment and Agreement]

INCAPITAL LLC

By:	/s/ A. Brad Busscher
Name: A. Brad Busscher
Title: CAO and General Counsel

[Signature Page to Acknowledgment and Agreement]

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Kevin Wehler
Name: Kevin Wehler
Title: Managing Director

[Signature Page to Acknowledgment and Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

[Signature Page to Acknowledgment and Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yuri Slyz
Name: Yuri Slyz
Title: ED

[Signature Page to Acknowledgment and Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

[Signature Page to Acknowledgment and Agreement]

WELLS FARGO CLEARING SERVICES, LLC

By:	/s/ Julie Perniciaro
Name: Julie Perniciaro
Title: Senior Vice President

[Signature Page to Acknowledgment and Agreement]